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                                                                      Exhibit J3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 18, 2003, except as to the effect on the financial highlights of the reverse stock split described in Note 2D, as to which the date is February 25, 2005, relating to the financial statements and financial highlights of MainStay Equity Index Fund, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 25, 2005